EXHIBIT 99.1

ARL / IORI / TCI Merger

BOARD PRESENTATION — EXECUTIVE SUMMARY

January 31, 2002

HOULIHAN LOKEY HOWARD & ZUKIN
Financial Advisors
1930 Century Park West
Los Angeles, California 90067 (310) 553-8871 • http://www.hlhz.com Los Angeles • New York • Chicago • San Francisco Washington, D.C. • Minneapolis • Dallas • Atlanta • Toronto

ARL/IORI/TCI Merger

Table of Contents

Section

Executive Summary	A
Due Diligence Summary	B
Valuation Methodology and Summary	C
Fairness Analysis	D
ARL, IORI and TCI Financial Analysis Summaries	E

Houlihan Lokey Howard & Zukin	i

Executive Summary

ARL/IORI/TCI Merger

Executive Summary

Background

With respect to Income Opportunity Realty Investors, Inc. (“IORI” hereinafter), Transcontinental Realty Investors, Inc. (“TCI” hereinafter), and American Realty Investors, Inc. (“ARL” hereinafter and together with IORI and TCI the “Companies” hereinafter):

•	the Companies are controlled, either directly or indirectly, by the same separate entity, Basic Capital Management, Inc. (“Basic” hereinafter);

•	IORI has 1,438,945 shares outstanding, 409,935 (or 28.5%) of which are owned by ARL and its subsidiaries, 106,802 (or 7.4%) of which are owned by Basic, and 345,728 (or 24%) of which are owned by TCI;

•	TCI has 8,042,694 shares outstanding, 4,020,775 (or 49.7%) of which are owned by ARL and its subsidiaries, and 1,166,947 (or 14.5%) of which are owned by Basic or affiliates of Basic;

•	the Companies share certain members of management; and

•	the Companies are public companies, with shares trading on the New York or American stock exchanges.

The Companies are proposing entering into a business combination transaction resulting from court settlement (approval pending) of the Jack Olive, et al v. Gene E. Phillips, et al litigation in the United States District Court for the Northern District of California (the “Olive Settlement” and “Olive Litigation”, respectively). Pursuant to the terms of the Olive Settlement, ARL would offer the shareholders (other than ARL and its subsidiaries) of both IORI and TCI either cash or newly created classes of preferred stock that would be convertible into 2.0 and 2.3 ARL common shares in exchange for their respective shares in IORI and TCI. Further details of the Olive Settlement are described as follows:

•	IORI shareholders shall be offered either $19.00 per share in cash, or a share of ARL’s Series H Convertible Preferred Stock (the “Series H”) for each IORI share. The Series H shares will have a liquidation value of $21.50 per share and will pay a dividend of 10% per annum. The Series H shares shall be convertible into shares of ARL

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ARL/IORI/TCI Merger

Executive Summary

common stock during a six-month period commencing on the sixth anniversary of the close date of the Transaction (as defined herein).

•	TCI shareholders shall be offered either $17.50 per share in cash, or a share of ARL’s Series G Convertible Preferred Stock (the “Series G”) for each TCI share. The Series G shares will have a liquidation value of $20.00 per share and will pay a dividend of 10% per annum. The Series G shares shall be convertible into shares of ARL common stock during a six-month period commencing on the sixth anniversary of the close date of the Transaction (as defined herein).

•	The Series G and Series H holders will not have any redemption rights. The Series G and Series H shares will be redeemable by ARL at any time after the one-year anniversary of the Transaction for 100 percent of the liquidation value.

•	In the event ARL does not proceed with payment of cash or issuance of the Series G and Series H, ARL may file tender offers for the TCI and IORI common stock.

The merger of the Companies, ARL’s payment of cash or issuance of the Series G and Series H, the tender offers, and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the “Transaction”.

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ARL/IORI/TCI Merger

Executive Summary

Role of Houlihan Lokey

Houlihan Lokey was retained on behalf of the IORI Board of Directors (the “IORI Board”) and the TCI Board of Directors (the “TCI Board”). The IORI Board and the TCI Board requested that Houlihan Lokey i) assist the IORI Board and the TCI Board in the determination of an appropriate conversion ratio of Series H to ARL common shares, and ii) render an opinion as to the fairness, from a financial point of view, of the consideration to be received by IORI’s and TCI’s public stockholders (excluding those stockholders affiliated with Basic) in connection with the Transaction.

The Opinion to be delivered will not address: (i) the current or prospective public share price at which the Series G, Series H, or any of the Companies’ common shares or units may trade; (ii) any recommendation to the shareholders of the Companies as to whether or not to participate in the Transaction; (iii) for the IORI or TCI shareholders electing to participate in the Transaction, any recommendation as to whether to accept the cash offer or the Series G or Series H securities; (iv) the tax consequences of the Transaction to either the Companies or their stakeholders; and (v) the fair market value of any of the Companies’ assets either individually or collectively.

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Due Diligence Summary

ARL/IORI/TCI Merger

Due Diligence Summary

Due Diligence Summary

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	met with certain members of the senior management of the Companies and Basic to discuss the operations, financial condition, future prospects and projected operations and performance of the Companies;

2.	visited certain facilities and business offices of the Companies;

3.	reviewed the Companies’ annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 2000 and quarterly reports on Form 10-Q for the three quarters ended September 30, 2001, which the Companies’ management has identified as being the most current financial statements available;

4.	reviewed forecasts and projections prepared by the Companies management with respect to the Companies’ apartment, retail, industrial, hotel and office building assets for the years ended December, 2002 through 2006;

5.	requested the latest appraisals on the Companies’ income producing properties and any and all appraisals for the Companies land assets, and reviewed those appraisals provided as provided by management;

6.	reviewed the ARL’s Land Portfolio Book dated September 2001;

7.	reviewed certain estimated valuations of TCI and IORI prepared in connection with the Olive Settlement;

8.	reviewed the historical market prices and trading volume for ARL’s, TCI’s, and IORI’s publicly traded securities;

9.	reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

10.	conducted such other studies, analyses and inquiries as we have deemed appropriate.

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Due Diligence Summary

Limiting Factors

We have relied upon and assumed, without independent verification, that the financial information, forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Companies, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

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Valuation Methodology and Summary

ARL/IORI/TCI Merger

Valuation Methodology and Summary

Valuation Methodologies

Income Producing Assets

In determining the value of the Companies income producing real estate assets (“Income Producing Properties”), Houlihan Lokey utilized the net asset value and portfolio approaches as described below.

Net Asset Value Approach

Direct Capitalization
For the Companies’ Income Producing Properties, we derived an indication of the range of enterprise value for the assets by: (a) applying capitalization rates to the each of the Income Producing Properties’ adjusted net operating income for the twelve months ended September 30, 2001 (the “LTM Capitalization Rate Approach”) and (b) applying capitalization rates to each of the Income Producing Properties’ projected adjusted net operating income for the fiscal year ended December 31, 2002 (the “NFY Capitalization Rate Approach”). We utilized publicly available information regarding capitalization rates exhibited in the Second Quarter 2001 Market Monitor and the Fall 2001 Real Estate Outlook by Cushman & Wakefield, Inc. and The Appraisal Institute.

We used the Company’s internal statements to determine each of the Income Producing Properties’ net operating income for the twelve months ended September 30, 2001 and the management-developed projections for the twelve months ending December 31, 2002.

We applied cap rates ranging from 8.9 percent to 15.9 percent to the net operating income for the twelve-month period ended September 30, 2001 and 9.3 percent to 16.4 percent to the net operating income for the budgeted twelve month period ending December 31, 2002.

Discount Cash Flow
The discounted cash flow (“DCF”) approach is another popular method of determining the fair market value of an asset. The approach is one of estimating the present value of the projected future cash flows to be generated from the property. In the DCF approach, the counterpart to the capitalization rate described above is the discount rate applied to

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Valuation Methodology and Summary

the projected future cash flows to arrive at the present value. The discount rate is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows. It can also be interpreted as the rate of return that would be required by providers of capital to the company to compensate them for the time value of their money, as well as the risk inherent in the particular investment.

Limiting our use of the DCF method was the availability of current forecasts for each of the assets. Because the Companies only prepare forecasts on an annual basis, certain of the information was not current and reflective of the expected performance for an asset. For example, tenants may have vacated since the forecasts were created. Accordingly, we have utilized the DCF only for those assets with forecasts considered relevant. Additionally, based upon our discussions with management, due diligence and analysis of such projections, we have in some instances adjusted the discount rate to reflect additional projection risk.

Portfolio (Market) Approach

The market approach is one of determining a level of earnings, which is considered to be representative of the future performance of the company, and capitalizing this figure by an appropriate risk-adjusted rate. This approach provides an indication of value for the security, which corresponds with the particular earnings figure being capitalized (for example, capitalizing net earnings available to common stockholders would yield an indication of value for the common stock). There are several different forms of “earnings” used in the market approach, because each form isolates particular nuances of the company’s operating performance. For purposes of determining the value of the Income Producing Properties owned by the Companies, net operating income (“NOI”), a variation of the conventional net income figure determined according to generally accepted accounting principles, was utilized as a representative level of earnings for the office, hotel, apartment, retail and industrial assets.

The capitalization rate is an expression of what investors believe to be a fair and reasonable rate of return for the particular security, given the inherent risks of ownership. It incorporates expectations of growth and rests on the implicit assumption that some level of earnings will be generated by the enterprise into perpetuity.

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Valuation Methodology and Summary

Capitalization Rate Selection
A common means of obtaining capitalization rates is through the public company method, whereby companies having their stock traded in the public market are selected for comparison purposes and used as a basis for choosing reasonable capitalization rates for the subject company. Capitalization rates obtained in this manner are generally expressed as ratios of the various earnings figures, and are referred to as “market multiples.”

Debt-free market capitalization rates relate the value of the company’s enterprise value (debt plus equity), to earnings figures from which no interest expense has been deducted. The most common debt-free capitalization rate is NOI divided by enterprise value. The use of this capitalization rate may be appropriate when comparing companies that have substantially different amounts of financial leverage, asset bases and tax status, because the capitalization rate is based on total company value, which is generally independent of a company’s leverage and tax status. Its use effectively separates the issue of company valuation from the specific financing decisions and form of entity status. In general, this debt-free method reduces distortions in P/E and other types of leveraged multiples that might be present due to differences in financial leverage, asset bases or income taxes among firms.

We used the Company’s internal statements to determine the consolidated net operating income for the twelve months ended September 30, 2001 and the management-developed projections for the twelve months ending December 31, 2002. We applied capitalization rates ranging from 9.5 percent to 15.0 percent to the net operating income for the twelve-month period ended September 30, 2001.

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ARL/IORI/TCI Merger

Valuation Methodology and Summary

Other Assets

Land Assets

Some of the Companies’ assets are land assets consisting of hundreds of acres in various areas of Texas, Tennessee, Louisiana, and California. We used the following valuation methodologies to determine the value of the land assets: historical sales price per square foot, outstanding offers, LOIs, management estimates and book value.

Other Assets

The Companies hold other miscellaneous assets: Pizza World, Signature Athletic Club, parking lots, notes receivable, and oil and gas operations. To determine the value of Pizza World, Signature Athletic Club and the parking lots, Houlihan Lokey employed the market multiple approach. The notes receivable and oil and gas operations were value at book value.

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Fairness Analysis

ARL/IORI/TCI Merger

Fairness Analysis

After Tax Exchange Ratios

($ per share)

								Cash Offer Amount

	HLHZ After Tax			Cash	Liquidation/			Premium	Discount
	NAV Per Share Conclusion			Offer	Redemption	Green Street	Public	to Public	to HLHZ
	Low	Midpoint	High	Amount	Value	Price(1)	Price	Price	Midpoint NAV

ARL Concluded After Tax NAV Per Share	$11.10	$17.10	$23.10	NA	NA	NA	$8.20	NA	NA
IORI Concluded After Tax NAV Per Share	$19.04	$22.38	$25.71	$19.00	$21.50	$29.71	$17.85	6.4%	-15.1%
TCI Concluded After Tax NAV Per Share	$20.71	$25.08	$29.45	$17.50	$20.00	$38.40	$15.90	10.1%	-30.2%

IMPLIED EXCHANGE RATIOS:

	Low to	Midpoint	High to
	Low NAV	to Low NAV	Low NAV
IORI Exchange Ratio Range:	1.71x	2.02x	2.32x
TCI Exchange Ratio Range:	1.87x	2.26x	2.65x

(1)	Based on the Green Street analysis prepared for plaintiff's counsel in the Olive Litigation.

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Fairness Analysis

Before Tax Exchange Ratios

($ per share)

								Cash Offer Amount

	HLHZ Before Tax			Cash	Liquidation/			Premium	Discount
	NAV Per Share Conclusion			Offer	Redemption	Green Street	Public	to Public	to HLHZ
	Low	Midpoint	High	Amount	Value	Price(1)	Price	Price	Midpoint NAV

ARL Concluded Before Tax NAV Per Share	$20.05	$29.42	$38.79	NA	NA	NA	$8.20	NA	NA
IORI Concluded Before Tax NAV Per Share	$24.95	$30.65	$36.35	$19.00	$21.50	$29.71	$17.85	6.4%	-38.0%
TCI Concluded Before Tax NAV Per Share	$28.43	$35.30	$42.17	$17.50	$20.00	$38.40	$15.90	10.1%	-50.4%

IMPLIED EXCHANGE RATIOS:

	Low to	Midpoint	High to
	Low NAV	to Low NAV	Low NAV
IORI Exchange Ratio Range:	1.24x	1.53x	1.81x
TCI Exchange Ratio Range:	1.42x	1.76x	2.10x

(1)	Based on the Green Street analysis prepared for plaintiff's counsel in the Olive Litigation.

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Fairness Analysis

Summary of Implied Exchange Ratios

	Low to	Midpoint	High to
	Low NAV	to Low NAV	Low NAV

IORI Exchange Ratio Range:
After Tax	1.71x	2.02x	2.32x
Before Tax	1.24x	1.53x	1.81x

Suggested Exchange Ratio		2.00x
TCI Exchange Ratio Range:
After Tax	1.87x	2.26x	2.65x
Before Tax	1.42x	1.76x	2.10x

Suggested Exchange Ratio		2.30x

Houlihan Lokey also requested call protection for the Series G and Series H shares through the conversion period.

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ARL IORI TCI Financial Analysis

ARL/IORI/TCI Merger

ARL IORI TCI Financial Analysis

ARL Financial Analysis — After Tax

($ in Thousands)

Income Producing Real Estate
Portfolio Approach	$420,700	—	$467,900
Net Asset Approach	$502,300	—	$537,400

Concluded Value	$461,500	—	$502,650

Land
Concluded Value	$290,000	—	$400,000

Other Assets Net
Concluded Value	$(20,872)	—	$(20,872)

Notes Receivable
Concluded Value (1)	$12,741	—	$12,741

Other Real Estate Assets
Concluded Value	$500	—	$500

Oil & Gas Operations
Concluded Value (1)	$344	—	$344

Pizza Operations
Concluded Value	$33,200	—	$40,600

Investment in Real Estate Securities
28.29% Interest in IORI	$7,751	—	$10,467
49.99% Interest in TCI	$86,883	—	$123,575

Concluded Enterprise Value	$872,000	—	$1,070,000

Add: Equity in Joint Ventures	$1,700	—	$1,800
Less: Interest Bearing Debt (9/30/01 10-Q)	$(610,842)	—	$(610,842)
Add: Debt from Consolidated Joint Ventures	$3,682	—	$3,682
Less: Minority Interest (9/30/01 10-Q)	$(45,100)	—	$(53,000)
Less: Preferred Equity (9/30/01 10-Q)	$(28,146)	—	$(28,146)
Less: Deferred Tax Liability	$(67,017)	—	$(120,737)

Concluded Net Asset Value	$126,300	—	$262,800

Concluded Per Share Net Asset Value	$11.10	—	$23.10

1/23/02 Share Price			$8.20

Share Price Discount to NAV	26.1%	—	64.5%

(1)	Valued at 9/30/01 Book Value

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ARL Financial Analysis — Before Tax

($ in Thousands)

Income Producing Real Estate
Portfolio Approach	$420,700	—	$467,900
Net Asset Approach	$502,300	—	$537,400

Concluded Value	$461,500	—	$502,650

Land
Concluded Value	$290,000	—	$400,000

Other Assets Net
Concluded Value	$(20,872)	—	$(20,872)

Notes Receivable
Concluded Value (1)	$12,741	—	$12,741

Other Real Estate Assets
Concluded Value	$500	—	$500

Oil & Gas Operations
Concluded Value (1)	$344	—	$344

Pizza Operations
Concluded Value	$33,200	—	$40,600

Investment in Real Estate Securities
28.29% Interest in IORI	$10,156	—	$14,796
49.99% Interest in TCI	$119,276	—	$176,915

Concluded Enterprise Value	$906,800	—	$1,127,700

Add: Equity in Joint Ventures	$1,700	—	$1,800
Less: Interest Bearing Debt (9/30/01 10-Q)	$(610,842)	—	$(610,842)
Add: Debt from Consolidated Joint Ventures	$3,682	—	$3,682
Less: Minority Interest (9/30/01 10-Q)	$(45,100)	—	$(53,000)
Less: Preferred Equity (9/30/01 10-Q)	$(28,146)	—	$(28,146)
Less: Deferred Tax Liability	$0	—	$0

Concluded Net Asset Value	$228,100	—	$441,200

Concluded Per Share Net Asset Value	$20.05	—	$38.79

1/23/02 Share Price			$8.20

Share Price Discount to NAV	59.1%	—	78.9%

(1)	Valued at 9/30/01 Book Value

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IORI Financial Analysis — After Tax

($ in Thousands)

Income Producing Real Estate
Portfolio Approach	$61,900	—	$68,200
Net Asset Approach	$62,800	—	$73,000

Concluded Value	$62,350	—	$70,600

Land
Concluded Value	$24,600	—	$31,600

Other Net Assets
Concluded Value	$(1,813)	—	$(1,813)

Notes Receivable
Concluded Value (9/30/01 10-Q)	$505	—	$505

Concluded Enterprise Value	$85,600	—	$100,900

Add: Equity in Joint Ventures	$700	—	$1,800
Add: Cash and Equivalents (9/30/01 10-Q)	$3,914	—	$3,914
Less: Interest Bearing Debt (9/30/01 10-Q)	$(54,329)	—	$(54,329)
Less: Deferred Tax Liability	$(8,449)	—	$(15,329)

Concluded Net Asset Value	$27,400	—	$37,000

Concluded Per Share Net Asset Value	$19.04	—	$25.71

1/23/02 Share Price			$17.85

Share Price Discount to NAV	6.3%	—	30.6%

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IORI Financial Analysis — Before Tax

($ in Thousands)

Income Producing Real Estate
Portfolio Approach	$61,900	—	$68,200
Net Asset Approach	$62,800	—	$73,000

Concluded Value	$62,350	—	$70,600

Land
Concluded Value	$24,600	—	$31,600

Other Net Assets
Concluded Value	$(1,813)	—	$(1,813)

Notes Receivable
Concluded Value (9/30/01 10-Q)	$505	—	$505

Concluded Enterprise Value	$85,600	—	$100,900

Add: Equity in Joint Ventures	$700	—	$1,800
Add: Cash and Equivalents (9/30/01 10-Q)	$3,914	—	$3,914
Less: Interest Bearing Debt (9/30/01 10-Q)	$(54,329)	—	$(54,329)
Less: Deferred Tax Liability	$0	—	$0

Concluded Net Asset Value	$35,900	—	$52,300

Concluded Per Share Net Asset Value	$24.95	—	$36.35

1/23/02 Share Price			$17.85

Share Price Discount to NAV	28.5%	—	50.9%

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ARL IORI TCI Financial Analysis

TCI Financial Analysis — After Tax

($ in Thousands)

Income Producing Real Estate
Portfolio Approach	$510,000	—	$562,800
Net Asset Approach	$593,600	—	$670,200

Concluded Value	$551,800	—	$616,500

Land
Concluded Value	$68,000	—	$97,000

Other Real Estate Assets
Concluded Value	$2,200	—	$3,300

Other Net Assets
Concluded Value	$(5,934)	—	$(5,934)

Notes Receivable
Concluded Value (9/30/01 10-Q)	$13,802	—	$13,802

Investment in Real Estate Securities
24% Interest in IORI	$6,600	—	$8,900
6.3% Interest in ARL	$8,000	—	$16,600

Concluded Enterprise Value	$644,500	—	$750,200

Add: Equity in Joint Ventures	$808	—	$3,909
Add: Cash and Equivalents (9/30/01 10-Q)	$35,320	—	$35,320
Less: Interest Bearing Debt (9/30/01 10-Q)	$(460,275)	—	$(460,275)
Add: Debt from Consolidated Joint Ventures	$14,920	—	$14,920
Less: Preferred Equity (9/30/01 10-Q)	$(5,083)	—	$(5,083)
Less: Deferred Tax Liability	$(56,433)	—	$(91,780)

Concluded Net Asset Value	$173,800	—	$247,200

Concluded Per Share Net Asset Value	$20.71	—	$29.45

1/23/02 Share Price			$15.90

Share Price Discount to NAV	23.2%	—	46.0%

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TCI Financial Analysis — Before Tax

($ in Thousands)

Income Producing Real Estate
Portfolio Approach	$510,000	—	$562,800
Net Asset Approach	$593,600	—	$670,200

Concluded Value	$551,800	—	$616,500

Land
Concluded Value	$68,000	—	$97,000

Other Real Estate Assets
Concluded Value	$2,200	—	$3,300

Other Net Assets
Concluded Value	$(5,934)	—	$(5,934)

Notes Receivable
Concluded Value (9/30/01 10-Q)	$13,802	—	$13,802

Investment in Real Estate Securities
24% Interest in IORI	$8,600	—	$12,600
6.3% Interest in ARL	$14,400	—	$27,800

Concluded Enterprise Value	$652,900	—	$765,100

Add: Equity in Joint Ventures	$808	—	$3,909
Add: Cash and Equivalents (9/30/01 10-Q)	$35,320	—	$35,320
Less: Interest Bearing Debt (9/30/01 10-Q)	$(460,275)	—	$(460,275)
Add: Debt from Consolidated Joint Ventures	$14,920	—	$14,920
Less: Preferred Equity (9/30/01 10-Q)	$(5,083)	—	$(5,083)
Less: Deferred Tax Liability	$0	—	$0

Concluded Net Asset Value	$238,600	—	$353,900

Concluded Per Share Net Asset Value	$28.43	—	$42.17

1/23/02 Share Price			$15.90

Share Price Discount to NAV	44.1%	—	62.3%

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